The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated January 21, 2025
January , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Callable Contingent Interest Notes Linked to the Least
Performing of the S&P 500® Futures Excess Return Index,
the Nasdaq-100 Index®, the iShares® 20+ Year Treasury
Bond ETF and the Utilities Select Sector SPDR® Fund due
September 26, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date, for which the closing value of each of the S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the iShares® 20+
Year Treasury Bond ETF and the Utilities Select Sector SPDR® Fund, which we refer to as the Underlyings, is greater than or equal to 70.00% of its Initial Value, which we refer to as an Interest Barrier.
• The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first, second and final Interest Payment Dates).
• The earliest date on which the notes may be redeemed early is April 24, 2025.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about January 21, 2025 and are expected to settle on or about January 24, 2025.
• CUSIP: 48136BHM6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $6.50 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $972.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The S&P 500® Futures Excess Return Index
(Bloomberg ticker: SPXFP) and the Nasdaq-100 Index® (Bloomberg ticker: NDX) (each of the S&P 500® Futures Excess Return Index and the Nasdaq-100 Index®, an “Index” and collectively, the
“Indices”) and the iShares® 20+ Year Treasury Bond ETF
(Bloomberg ticker: TLT) and the Utilities Select Sector SPDR® Fund
(Bloomberg ticker: XLU) (each of the iShares® 20+ Year Treasury
Bond ETF and the Utilities Select Sector SPDR® Fund, a “Fund”
and collectively, the “Funds”) (each of the Indices and the Funds, an “Underlying” and collectively, the “Underlyings”)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing value of each Underlying on any Review Date is greater than or equal to its Interest Barrier, you will receive on the applicable Interest Payment Date for each
$1,000 principal amount note a Contingent Interest Payment equal to at least $8.3333 (equivalent to a Contingent Interest Rate of at least 10.00% per annum, payable at a rate of at least 0.83333% per month) (to be provided in the pricing supplement).
If the closing value of any Underlying on any Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: At least 10.00% per annum, payable at a rate of at least 0.83333% per month (to be provided in the pricing supplement)
Interest Barrier: With respect to each Underlying, 70.00% of its
Initial Value
Trigger Value: With respect to each Underlying, 60.00% of its
Initial Value
Pricing Date: On or about January 21, 2025
Original Issue Date (Settlement Date): On or about January 24,
2025
Review Dates*: February 21, 2025, March 21, 2025, April 21,
2025, May 21, 2025, June 23, 2025, July 21, 2025, August 21,
2025, September 22, 2025, October 21, 2025, November 21, 2025,
December 22, 2025, January 21, 2026, February 23, 2026, March
23, 2026, April 21, 2026, May 21, 2026, June 22, 2026, July 21,
2026, August 21, 2026, September 21, 2026, October 21, 2026,
November 23, 2026, December 21, 2026, January 21, 2027,
February 22, 2027, March 22, 2027, April 21, 2027, May 21, 2027,
June 21, 2027, July 21, 2027, August 23, 2027, September 21,
2027, October 21, 2027, November 22, 2027, December 21, 2027,
January 21, 2028, February 22, 2028, March 21, 2028, April 21,
2028, May 22, 2028, June 21, 2028, July 21, 2028, August 21,
2028, September 21, 2028, October 23, 2028, November 21, 2028,
December 21, 2028, January 22, 2029, February 21, 2029, March
21, 2029, April 23, 2029, May 21, 2029, June 21, 2029, July 23,
2029, August 21, 2029 and September 21, 2029 (final Review
Date)
Interest Payment Dates*: February 26, 2025, March 26, 2025,
April 24, 2025, May 27, 2025, June 26, 2025, July 24, 2025, August
26, 2025, September 25, 2025, October 24, 2025, November 26,
2025, December 26, 2025, January 26, 2026, February 26, 2026,
March 26, 2026, April 24, 2026, May 27, 2026, June 25, 2026, July
24, 2026, August 26, 2026, September 24, 2026, October 26, 2026,
November 27, 2026, December 24, 2026, January 26, 2027,
February 25, 2027, March 25, 2027, April 26, 2027, May 26, 2027,
June 24, 2027, July 26, 2027, August 26, 2027, September 24,
2027, October 26, 2027, November 26, 2027, December 27, 2027,
January 26, 2028, February 25, 2028, March 24, 2028, April 26,
2028, May 25, 2028, June 26, 2028, July 26, 2028, August 24,
2028, September 26, 2028, October 26, 2028, November 27, 2028,
December 27, 2028, January 25, 2029, February 26, 2029, March
26, 2029, April 26, 2029, May 24, 2029, June 26, 2029, July 26,
2029, August 24, 2029 and the Maturity Date
Maturity Date*: September 26, 2029
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first, second and final Interest Payment Dates) at a price, for each $1,000 principal amount note, equal to (a) $1,000 plus (b)
the Contingent Interest Payment, if any, applicable to the
immediately preceding Review Date. If we intend to redeem
your notes early, we will deliver notice to The Depository Trust
Company, or DTC, at least three business days before the
applicable Interest Payment Date on which the notes are
redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value of each Underlying is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the final
Review Date.
If the notes have not been redeemed early and the Final Value of any Underlying is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return)
If the notes have not been redeemed early and the Final Value of any Underlying is less than its Trigger Value, you will lose more than 40.00% of your principal amount at maturity and
could lose all of your principal amount at maturity.
Least Performing Underlying: The Underlying with the Least
Performing Underlying Return
Least Performing Underlying Return: The lowest of the
Underlying Returns of the Underlyings
Underlying Return:
With respect to each Underlying,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Underlying, the closing value of that Underlying on the Pricing Date
Final Value: With respect to each Underlying, the closing value of that Underlying on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing value of that Fund and is set equal to 1.0 on the Pricing
Date. The Share Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that
Fund. See “The Underlyings — Funds — Anti-Dilution
Adjustments” in the accompanying product supplement for
further information.

PS-2 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended
(the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange
Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
For purposes of the accompanying product supplement, the S&P 500® Futures Excess Return Index will be deemed to be an Equity
Index, except as provided below, and any references in the accompanying product supplement to the securities included in an Equity
Index (or similar references) should be read to refer to the securities included in the S&P 500® Index, which is the reference index for the futures contracts included in the S&P 500® Futures Excess Return Index. Notwithstanding the foregoing, the S&P 500® Futures
Excess Return Index will be deemed to be a Commodity Index for purposes of the section entitled “The Underlyings — Indices —
Discontinuation of an Index; Alteration of Method of Calculation” in the accompanying product supplement.
Notwithstanding anything to the contrary in the accompanying product supplement, if a Determination Date (as defined in the accompanying product supplement) has been postponed to the applicable Final Disrupted Determination Date (as defined in the accompanying product supplement) and that day is a Disrupted Day (as defined in the accompanying product supplement), the calculation agent will determine the closing level of the S&P 500® Futures Excess Return Index for that Determination Date on that
Final Disrupted Determination Date in accordance with the formula for and method of calculating the closing level of the S&P 500®
Futures Excess Return Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the official settlement price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the applicable settlement price that would have prevailed but for that suspension or limitation)
at the close of the principal trading session on that date of each futures contract most recently composing the S&P 500® Futures
Excess Return Index, as well as any futures contract required to roll any expiring futures contract in accordance with the method of calculating the S&P 500® Futures Excess Return Index.
Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

PS-3 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
How the Notes Work
Payments in Connection with the First and Second Review Dates
Payments in Connection with Review Dates (Other than the First, Second and Final Review Dates)
The closing value of each Underlying is greater than
or equal to its Interest Barrier.
The closing value of any Underlying is less than its
Interest Barrier.
First and Second Review Dates
Compare the closing value of each Underlying to its Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable Interest Payment Date.
No further payments will be made on the
notes.
Compare the closing value of each Underlying to its Interest Barrier on each Review Date until the final Review Date or any early redemption.
Review Dates (Other than the First, Second and Final Review Dates)
Early Redemption
The closing value of each
Underlying is greater than or
equal to its Interest Barrier.
The closing value of any
Underlying is less than its Interest
Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
No Early Redemption
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.

PS-4 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Payment at Maturity If the Notes Have Not Been Redeemed Early
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 10.00% per annum, depending on how many Contingent Interest Payments are made prior to early redemption or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 10.00% per annum (payable at a rate of at least 0.83333% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
56
$466.6667
55
$458.3333
54
$450.0000
53
$441.6667
52
$433.3333
51
$425.0000
50
$416.6667
49
$408.3333
48
$400.0000
47
$391.6667
46
$383.3333
45
$375.0000
44
$366.6667
43
$358.3333
42
$350.0000
41
$341.6667
40
$333.3333
39
$325.0000
38
$316.6667
37
$308.3333
36
$300.0000
35
$291.6667
34
$283.3333
33
$275.0000
32
$266.6667
31
$258.3333
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment, if any,
applicable to the final Review Date.
The notes have not been
redeemed early prior to the
final Review Date.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Underlying is greater
than or equal to its Trigger Value.
You will receive:
$1,000 + ($1,000 × Least Performing
Underlying Return)
Under these circumstances, you will
lose some or all of your principal
amount at maturity.
The Final Value of any Underlying is less than its
Trigger Value.

PS-5 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
30
$250.0000
29
$241.6667
28
$233.3333
27
$225.0000
26
$216.6667
25
$208.3333
24
$200.0000
23
$191.6667
22
$183.3333
21
$175.0000
20
$166.6667
19
$158.3333
18
$150.0000
17
$141.6667
16
$133.3333
15
$125.0000
14
$116.6667
13
$108.3333
12
$100.0000
11
$91.6667
10
$83.3333
9
$75.0000
8
$66.6667
7
$58.3333
6
$50.0000
5
$41.6667
4
$33.3333
3
$25.0000
2
$16.6667
1
$8.3333
0
$0.0000

PS-6 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to four hypothetical Underlyings, assuming a range of performances for the hypothetical Least Performing Underlying on the Review Dates. Solely for purposes of this section, the Least Performing
Underlying with respect to each Review Date is the least performing of the Underlyings determined based on the closing value of each Underlying on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• the notes have not been redeemed early;
• an Initial Value for each Underlying of 100.00;
• an Interest Barrier for each Underlying of 70.00 (equal to 70.00% of its hypothetical Initial Value);
• a Trigger Value for each Underlying of 60.00 (equal to 60.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 10.00% per annum.
The hypothetical Initial Value of each Underlying of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Underlying. The actual Initial Value of each Underlying will be the closing value of that Underlying on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing values of each
Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value of the Least Performing Underlying is greater than or equal to its Trigger Value and its Interest Barrier.
Date
Closing Value of Least
Performing Underlying
Payment (per $1,000 principal amount note)
First Review Date
95.00
$8.3333
Second Review Date
85.00
$8.3333
Third through Fifty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,008.3333
Total Payment
$1,025.00 (2.50% return)
Because the notes have not been redeemed early and the Final Value of the Least Performing Underlying is greater than or equal to its
Trigger Value and its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,008.3333 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,025.00.
Example 2 — Notes have NOT been redeemed early and the Final Value of the Least Performing Underlying is less than its
Interest Barrier but is greater than or equal to its Trigger Value.
Date
Closing Value of Least
Performing Underlying
Payment (per $1,000 principal amount note)
First Review Date
95.00
$8.3333
Second Review Date
80.00
$8.3333
Third through Fifty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
65.00
$1,000.00
Total Payment
$1,016.6667 (1.66667% return)
Because the notes have not been redeemed early and the Final Value of the Least Performing Underlying is less than its Interest
Barrier but is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be
$1,000.00. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,016.6667.

PS-7 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Example 3 — Notes have NOT been redeemed early and the Final Value of the Least Performing Underlying is less than its
Trigger Value.
Date
Closing Value of Least
Performing Underlying
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Fifty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been redeemed early, the Final Value of the Least Performing Underlying is less than its Trigger Value and the Least Performing Underlying Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value of any
Underlying is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Underlying is less than its Initial Value. Accordingly, under these circumstances, you will lose more than
40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing value of each Underlying on that Review Date is greater than or equal to its Interest Barrier. If the closing value of any
Underlying on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that
Review Date. Accordingly, if the closing value of any Underlying on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that

PS-8 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Underlying, which may be significant. You will not participate in any appreciation of any
Underlying.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Underlying.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING UNDERLYING.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Underlying is less than its Trigger Value and the notes have not been redeemed early, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Underlying.
• THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately three months and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE E-MINI® S&P 500® FUTURES CONTRACTS (THE
“UNDERLYING FUTURES CONTRACTS”) OR THE SECURITIES INCLUDED IN THE INDEX UNDERLYING THE
UNDERLYING FUTURES CONTRACTS.
• YOU WILL NOT RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS ON EITHER FUND OR THE SECURITIES INCLUDED IN
OR HELD BY THE NASDAQ-100 INDEX® OR EITHER FUND OR HAVE ANY RIGHTS WITH RESPECT TO EITHER FUND OR
THOSE SECURITIES.
• ANY PAYMENT ON THE NOTES WILL BE DETERMINED IN PART BY REFERENCE TO THE PRICE PERFORMANCES ONLY
OF THE ISHARES® 20+ YEAR TREASURY BOND ETF —
Any payment on the notes will be based in part on the price performance only of the iShares® 20+ Year Treasury Bond ETF, which does not include dividends or other distributions on the iShares® 20+ Year Treasury Bond ETF or the securities held by the
iShares® 20+ Year Treasury Bond ETF. The magnitude of this lost dividend or distribution yield may be particularly significant. The
iShares® 20+ Year Treasury Bond ETF is a bond fund and, as with any bond fund, distributions of interest payments on the bonds held by the iShares® 20+ Year Treasury Bond ETF would be expected to make up a significant portion of the overall yield on a direct investment in the iShares® 20+ Year Treasury Bond ETF. The notes will not reflect distributions of interest payments on the bonds held by the iShares® 20+ Year Treasury Bond ETF and, therefore, will not reflect the interest component of the yield on the
iShares® 20+ Year Treasury Bond ETF. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF as measured for purposes of the notes may be significantly less than the return that a direct investor in the iShares® 20+ Year Treasury Bond
ETF would realize.
• THE RISK OF THE CLOSING VALUE OF AN UNDERLYING FALLING BELOW ITS INTEREST BARRIER OR TRIGGER
VALUE IS GREATER IF THE VALUE OF THAT UNDERLYING IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-9 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —

PS-10 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX, THE INDEX
UNDERLYING THE UNDERLYING FUTURES CONTRACTS OF THE S&P 500® FUTURES EXCESS RETURN INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Futures Excess Return Index.
• THE S&P 500® FUTURES EXCESS RETURN INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH THE
UNDERLYING FUTURES CONTRACTS —
The S&P 500® Futures Excess Return Index tracks the excess return of the Underlying Futures Contracts. The price of an
Underlying Futures Contract depends not only on the level of the underlying index referenced by the Underlying Futures Contract, but also on a range of other factors, including but not limited to the performance and volatility of the U.S. stock market, corporate earnings reports, geopolitical events, governmental and regulatory policies and the policies of the Chicago Mercantile Exchange
(the “Exchange”) on which the Underlying Futures Contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of the Underlying Futures Contracts to be volatile and could adversely affect the level of the S&P 500® Futures Excess Return Index and any payments on, and the value of, your notes.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY
AFFECT THE VALUE OF YOUR NOTES —
Futures markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, the participation of speculators, and government regulation and intervention. In addition, futures exchanges generally have regulations that limit the amount of the Underlying Futures Contract price fluctuations that may occur in a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of those limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could delay the calculation of the level of the S&P 500® Futures Excess Return Index and could adversely affect the level of the
S&P 500® Futures Excess Return Index and any payments on, and the value of, your notes.
• THE PERFORMANCE OF THE S&P 500® FUTURES EXCESS RETURN INDEX WILL DIFFER FROM THE PERFORMANCE OF
THE INDEX UNDERLYING THE UNDERLYING FUTURES CONTRACTS —
A variety of factors can lead to a disparity between the performance of a futures contract on an equity index and the performance of that equity index, including the expected dividend yields of the equity securities included in that equity index, an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Thus, a decline in expected dividends yields or an increase in margin requirements may adversely affect the performance of the S&P 500® Futures Excess Return Index. In addition, the implicit financing cost will negatively affect the performance of the S&P 500® Futures Excess Return Index, with a greater negative effect when market interest rates are higher.
During periods of high market interest rates, the S&P 500® Futures Excess Return Index is likely to underperform the equity index underlying the Underlying Futures Contracts, perhaps significantly.
• NEGATIVE ROLL RETURNS ASSOCIATED WITH THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY AFFECT
THE LEVEL OF THE S&P 500® FUTURES EXCESS RETURN INDEX AND THE VALUE OF THE NOTES —
The S&P 500® Futures Excess Return Index tracks the excess return of the Underlying Futures Contracts. Unlike common equity securities, futures contracts, by their terms, have stated expirations. As the exchange-traded Underlying Futures Contracts approach expiration, they are replaced by contracts of the same series that have a later expiration. For example, an Underlying
Futures Contract notionally purchased and held in June may specify a September expiration date. As time passes, the contract expiring in September is replaced by a contract for delivery in December. This is accomplished by notionally selling the September contract and notionally purchasing the December contract. This process is referred to as “rolling.” Excluding other considerations,

PS-11 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
if prices are higher in the distant delivery months than in the nearer delivery months, the notional purchase of the December contract would take place at a price that is higher than the price of the September contract, thereby creating a negative “roll return.”
Negative roll returns adversely affect the returns of the Underlying Futures Contracts and, therefore, the level of the S&P 500®
Futures Excess Return Index and any payments on, and the value of, the notes. Because of the potential effects of negative roll returns, it is possible for the level of the S&P 500® Futures Excess Return Index to decrease significantly over time, even when the levels of the underlying index referenced by the Underlying Futures Contracts are stable or increasing.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE NASDAQ-100 INDEX® —
Some of the equity securities included in the Nasdaq-100 Index® have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Underlyings” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying the Utilities Select Sector SPDR® Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• THE NOTES ARE SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FIXED-INCOME SECURITIES, INCLUDING
INTEREST RATE-RELATED RISKS, WITH RESPECT TO THE ISHARES® 20+ YEAR TREASURY BOND ETF —
The iShares® 20+ Year Treasury Bond ETF attempts to track the performance of an index composed of U.S. Treasury bonds.
Investing in the notes that provide exposure to the iShares® 20+ Year Treasury Bond ETF, which primarily holds bonds, differs significantly from investing directly in bonds to be held to maturity, as the value of the iShares® 20+ Year Treasury Bond ETF changes, at times significantly, during each trading day based upon the current market prices of the underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the duration of the underlying bonds, the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S.
government.
In general, fixed-income instruments are significantly affected by changes in current market interest rates. As interest rates rise, the prices of fixed-income instruments are likely to decrease, and as interest rate fall, the price of fixed-income securities are likely to increase. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, rising interest rates may cause the value of the long-dated bonds underlying the
iShares® 20+ Year Treasury Bond ETF to decline, possibly significantly, which would adversely affect the value of the notes.
Interest rates are subject to volatility due to a variety of factors, including:
• sentiment regarding underlying strength or weakness in the U.S. economy and global economies;
• expectations regarding the level of price inflation;

PS-12 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
• sentiment regarding credit quality in the U.S. and global credit markets;
• Federal Reserve policies regarding interest rates; and
• the performance of U.S. and foreign capital markets.
• THE NOTES ARE SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FIXED-INCOME SECURITIES, INCLUDING
CREDIT RISK, WITH RESPECT TO THE ISHARES® 20+ YEAR TREASURY BOND ETF —
The iShares® 20+ Year Treasury Bond ETF attempts to track the performance of an index composed of U.S. Treasury bonds. The prices of the bonds underlying the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the
U.S. government. The bonds underlying the iShares® 20+ Year Treasury Bond ETF may have their credit ratings downgraded, or their credit spreads may widen significantly. Following a ratings downgrade or the widening of credit spreads, the bonds underlying the iShares® 20+ Year Treasury Bond ETF may suffer significant and rapid price declines. There can be no assurance that some or all of the factors that contributed to that credit crisis will not depress the price, perhaps significantly, of the bonds underlying the
iShares® 20+ Year Treasury Bond ETF, which would adversely affect the value of the notes.
• THE VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE CHANGES IN THE MARKETS AND ECONOMIES
OF THE UNITED STATES WITH RESPECT TO THE ISHARES® 20+ YEAR TREASURY BOND ETF —
The value of the iShares® 20+ Year Treasury Bond ETF that attempts to track the performance of an index composed of U.S.
Treasury bonds may be influenced by unpredictable changes, or expectations of changes, in the U.S. market. Changes in the U.S.
government that may influence the value of the notes include:
• economic performance, including any financial or economic crises and changes in the gross domestic product, the principal sectors, inflation, employment and labor, and prevailing prices and wages;
• the monetary system, including the monetary policy, the exchange rate policy, the economic and tax policies, banking regulation, credit allocation and exchange controls;
• the external sector, including the amount and types of foreign trade, the geographic distribution of trade, the balance of payments, and reserves and exchange rates;
• public finance, including the budget process, any entry into or termination of any economic or monetary agreement or union, the prevailing accounting methodology, the measures of fiscal balance, revenues and expenditures, and any government enterprise or privatization program; and
• public debt, including external debt, debt service and the debt record.
These factors interrelate in complex ways, and the effect of one factor on the market value of the bonds underlying the iShares®
20+ Year Treasury Bond ETF may offset or enhance the effect of another factor. Changes in the value of the iShares® 20+ Year
Treasury Bond ETF may adversely affect any payment on the notes.
• RISKS ASSOCIATED WITH THE UTILITIES SECTOR WITH RESPECT TO THE UTILITIES SELECT SECTOR SPDR® FUND —
All or substantially all of the equity securities held by the Utilities Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating

PS-13 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. These factors could affect the utilities sector and could affect the value of the equity securities held by the Utilities Select Sector SPDR® Fund and the price of the Utilities Select Sector SPDR®
Fund during the term of the notes, which may adversely affect the value of your notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.
• OTHER KEY RISK:
o THE S&P 500® FUTURES EXCESS RETURN INDEX COMPRISES NOTIONAL ASSETS AND LIABILITIES. THERE IS NO
ACTUAL PORTFOLIO OF ASSETS TO WHICH ANY PERSON IS ENTITLED OR IN WHICH ANY PERSON HAS ANY
OWNERSHIP INTEREST.

PS-14 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
The Underlyings
The S&P 500® Futures Excess Return Index measures the performance of the nearest maturing quarterly Underlying Futures Contracts trading on the Chicago Mercantile Exchange (the “Exchange”). The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Futures Excess Return Index and the
Underlying Futures Contracts, see Annex A in this pricing supplement.
The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The
Nasdaq Stock Market based on market capitalization. For additional information about the Nasdaq-100 Index®, see “Equity Index
Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.
The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index, which we refer to as the Underlying Index with respect to the iShares® 20+ Year Treasury Bond ETF. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that have a remaining maturity greater than or equal to twenty years. For additional information about the iShares® 20+ Year Treasury Bond ETF, see “Fund Descriptions — The iShares® 20+ Year Treasury
Bond ETF” in the accompanying underlying supplement
The Utilities Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities Select Sector Index, which we refer to as the Underlying Index with respect to the Utilities Select Sector SPDR® Fund. The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector of the S&P 500® Index, which currently includes companies in the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. For additional information about the Utilities Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the
accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
3, 2020 through January 10, 2025. The closing value of the S&P 500® Futures Excess Return Index on January 16, 2025 was 500.54.
The closing value of the Nasdaq-100 Index® on January 16, 2025 was 21,091.25. The closing value of the iShares® 20+ Year Treasury
Bond ETF on January 16, 2025 was $87.04. The closing value of the Utilities Select Sector SPDR® Fund on January 16, 2025 was
$78.73. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values of the Funds above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of any Underlying on the Pricing Date or any Review Date. There can be no assurance that the performance of the Underlyings will result in the return of any of your principal amount or the payment of any interest.

PS-15 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund

PS-16 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

PS-17 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

PS-18 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-19 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Annex A
The S&P 500® Futures Excess Return Index
All information contained in this pricing supplement regarding the S&P 500® Futures Excess Return Index (the “SPX Futures Index”),
including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow
Jones Indices LLC (“S&P Dow Jones”). The SPX Futures Index is calculated, maintained and published by S&P Dow Jones. S&P Dow
Jones has no obligation to continue to publish, and may discontinue the publication of, the SPX Futures Index.
The SPX Futures Index is reported by Bloomberg L.P. under the ticker symbol “SPXFP.”
The SPX Futures Index measures the performance of the nearest maturing quarterly E-mini® S&P 500® futures contracts (Symbol: ES)
(the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the “Exchange”). E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. For additional information about the S&P 500®
Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement. The SPX Futures Index is calculated real-time from the price change of the Underlying Futures Contracts. The SPX Futures Index is an “excess return” index that is based on price levels of the Underlying Futures Contracts as well as the discount or premium obtained by “rolling” hypothetical positions in the Underlying Futures Contracts as they approach delivery. The SPX Futures Index does not reflect interest earned on hypothetical, fully collateralized contract positions.
Index Rolling
As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the SPX Futures Index occurs quarterly over a one-day rolling period (the “roll day”) every March,
June, September and December, effective after the close of trading five business days preceding the last trading date of the maturing
Underlying Futures Contract.
On any scheduled roll day, the occurrence of either of the following circumstances will result in an adjustment of the roll day according to the procedure set forth in this section:
• An exchange holiday occurs on that scheduled roll day.
• The daily contract price of any Underlying Futures Contract within the index on that scheduled roll day is a limit price.
If either of the above events occur, the relevant roll day will take place on the next designated commodity index business day whereby none of the circumstances identified take place.
If a disruption is approaching the last trading day of a contract expiration, the Index Committee (defined below) will convene to determine the appropriate course of action, which may include guidance from the Exchange.
The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.
Index Calculations
The closing level of the SPX Futures Index on any trading day reflects the change in the daily contract price of the Underlying Futures
Contract since the immediately preceding trading day. On each quarterly roll day, the closing level of the SPX Futures Index reflects the change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.
The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If the Exchange fails to open due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events, the SPX Futures
Index uses the prior daily contract prices. In situations where the Exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P Dow Jones calculates the closing level of the SPX Futures
Index based on (1) the daily contract price published by the Exchange, or (2) if no daily contract price is available, the Index Committee determines the course of action and notifies clients accordingly.
Index Corrections and Recalculations
S&P Dow Jones reserves the right to recalculate an index at its discretion in the event that settlement prices are amended or upon the occurrence of a missed index methodology event (deviation from what is stated in the methodology document).

PS-20 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
Index Governance
An S&P Dow Jones index committee (the “Index Committee”) maintains the SPX Futures Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee may revise index policy covering rules for including currencies, the timing of rebalancing or other matters. The Index Committee considers information about changes to the SPX Futures Index and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.
The Index Committees reserve the right to make exceptions when applying the methodology of the SPX Futures Index if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, notice will be provided, whenever possible.
In addition to the daily governance of the SPX Futures Index and maintenance of its index methodology, at least once within any 12-
month period, the Index Committee reviews the methodology to ensure the SPX Futures Index continues to achieve the stated
objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.
License Agreement
JPMorgan Chase & Co. or its affiliate has entered into an agreement with S&P Dow Jones that provides it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the SPX Futures Index, which is owned and published by S&P Dow Jones, in connection with certain securities, including the notes.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third-party licensors. Neither S&P Dow Jones nor its third-party licensors make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SPX Futures Index to track general stock market performance. S&P Dow Jones’ and its third-party licensors’ only relationship to JPMorgan Financial or JPMorgan
Chase & Co. is the licensing of certain trademarks and trade names of S&P Dow Jones and the third-party licensors and of the SPX
Futures Index which is determined, composed and calculated by S&P Dow Jones or its third-party licensors without regard to JPMorgan
Financial or JPMorgan Chase & Co. or the notes. S&P Dow Jones and its third-party licensors have no obligation to take the needs of
JPMorgan Financial or JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the SPX Futures Index. Neither S&P Dow Jones nor its third-party licensors are responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.
NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD-PARTY LICENSORS GUARANTEE THE ADEQUACY,
ACCURACY, TIMELINESS OR COMPLETENESS OF THE SPX FUTURES INDEX OR ANY DATA INCLUDED THEREIN OR ANY
COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC
COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD-PARTY LICENSORS
SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P
DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SPX
FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD-PARTY LICENSORS BE LIABLE FOR ANY
INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF
PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF
SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.
“S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co.
and its affiliates, including JPMorgan Financial.
Background on Futures Contracts
Overview of Futures Markets
Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price.
A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser
(whose position is therefore described as “long”).

PS-21 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
S&P 500® Futures Excess Return Index, the Nasdaq-100 Index®, the
iShares® 20+ Year Treasury Bond ETF and the Utilities Select Sector
SPDR® Fund
No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.
By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss.
Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.
Unlike common equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.
Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission
(the “CFTC”). Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities comparable to the CFTC. The structure and nature of trading on non-U.S. exchanges, however, may differ from the above description.
Underlying Futures Contracts
E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the
Exchange, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.
E-mini® S&P 500® futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini® S&P 500® futures contracts will terminate at 9:30 A.M.
Eastern time on the third Friday of the contract month.
The daily settlement prices of the E-mini® S&P 500® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the
Exchange during a specified settlement period. The final settlement price of E-mini® S&P 500® futures contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month.